Exhibit 10.19l

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

REQUIRED GROUP AGENT ACTION NO. 13

This REQUIRED GROUP AGENT ACTION NO. 13 (this “Action”), dated as of March 23, 2016 (the “Effective Date”), is entered into by and among Megalodon Solar, LLC, a Delaware limited liability company (“Borrower”), Bank of America, N.A., as the Administrative Agent (“Administrative Agent”) and as the Collateral Agent (“Collateral Agent”) and each of Bank of America, N.A. (“BA Agent”), Credit Suisse AG, New York Branch (“CS Agent”), Deutsche Bank AG, New York Branch (“DB Agent”), ING Capital LLC (“ING Agent”), KeyBank National Association (“KB Agent”) and National Bank of Arizona (“NBAZ Agent”, and collectively with BA Agent, CS Agent, DB Agent, ING Agent and KB Agent, the “Group Agents”), as Group Agents party to the Loan Agreement, dated as of May 4, 2015 (as amended, the “Loan Agreement”), by and among the Borrower, Administrative Agent, Collateral Agent, the Group Agents, the Lenders and the other parties from time to time party thereto. As used in this Action, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

A.The Availability Period under the Loan Agreement is scheduled to end on December 31, 2016, and the Loan Maturity Date, with respect to Loans other than Incremental Loans and absent the acceleration of the Loans pursuant to Section 8.2 of the Loan Agreement, is scheduled to be December 31, 2017.

B.The Borrower and the Required Group Agents desire to extend the Availability Period and the Loan Maturity Date and effect other changes to the Loan Agreement by amending the Loan Agreement as set forth herein (the “Loan Amendments”).

C.The Borrower has requested an Incremental Loan Commitment Increase of $350,000,000 (the “Proposed Commitment Increase”) and submitted to the Administrative Agent an Incremental Loan Commitment Increase on February 8, 2016 (the “Incremental Loan Increase Notice”).

D.Each Committed Lender under the Loan Agreement (collectively, the “Declining Committed Lenders”) declines to participate in the Proposed Commitment Increase.

E.Pursuant to Section 2.9(c) of the Loan Agreement, the Borrower desires to invite additional Eligible Assignees (any such Eligible Assignee, a “New Committed Lender”) to achieve all or any part of the amount of the Proposed Commitment Increase (the “Approved Commitment Increase”), and the Required Group Agents and the Administrative Agent are willing to consent to the accession of any such New Committed Lender, subject to the terms of the Loan Agreement and this Action.

F.The Borrower desires to cause the limited liability company agreement of [***], a Subject Fund under the Loan Agreement, to be amended as set forth in Exhibit A

Required Group Agent Action No. 13

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hereto (the “[***] Amendment”) and requests the consent of the Required Group Agents and Administrative Agent to effect such amendment.

G.The Required Group Agents and the Administrative Agent are willing to grant such consent to the [***] Amendment subject to the terms of this Action.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

Section 1.Loan Amendments.  Subject to the prior satisfaction of the conditions precedent described in Section 3 hereof, pursuant to Section 9.14 of the Loan Agreement, the Administrative Agent, the Collateral Agent and the Required Group Agents hereby agree to amend the Loan Agreement as follows:

a.	The Table of Contents of the Loan Agreement is amended by amending and restating the title of Appendix 6 as “System Information included in System Consolidator”.

b.	Section 1.1 of the Loan Agreement is amended by amending and restating in its entirety the definition of “Applicable Margin”:

““Applicable Margin” means (a) with respect to Loans other than Incremental Loans, 3.25% per annum and (b) with respect to each Incremental Loan, the per annum rate specified in the terms of the Incremental Loan Commitment related to such Incremental Loan.”

c.	Section 1.1 of the Loan Agreement is amended by amending and restating in its entirety the definition of “Availability Period”:

““Availability Period” means a period commencing on the Closing Date and ending on December 31, 2017; provided, that the Availability Period may be extended upon the mutual agreement of the Administrative Agent, the Group Agents and the Borrower pursuant to Section 2.12; provided, further, that in no event shall the Availability Period exceed the Loan Maturity Date.”

d.

Section 1.1 of the Loan Agreement is amended by amending the definition of “Defaulting Lender” by deleting “or” immediately preceeding “(ii)” in clause (d) of the definition thereof and inserting “or (iii) become the subject of a Bail-In Action” immediately preceeding the proviso in the definition thereof.

e.	Section 1.1 of the Loan Agreement is amended by amending and restating in its entirety the definition of “Loan Maturity Date”:

““Loan Maturity Date” means the earlier of (a) (i) with respect to all Loans other than Incremental Loans, December 31, 2018, and (ii) with respect to each Incremental Loan, the maturity date specified in the terms of the Incremental Loan

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Commitment related to such Incremental Loan, in each case of the foregoing clauses (i) and (ii), subject to extension pursuant to Section 2.12 and (b) the date of acceleration of the Loans pursuant to Section 8.2.”

f.	Section 1.1 of the Loan Agreement is amended by amending and restating in its entirety the definition of “System Consolidator”:

““System Consolidator” means the model that includes the applicable system information, as listed in Appendix 6, with respect to Systems in each of the Subject Funds, in the form of Exhibit H-2 (which Appendix 6 and Exhibit H-2 may be updated from time to time with the addition of new Subject Funds or Systems pursuant to Sections 2.10 or 3.3(a)).”

g.

Section 1.1 of the Loan Agreement is amended by amending the definition of “Tax Loss Policy” by inserting before the clause “approved by the Administrative Agent in its reasonable discretion” the following clause: “substantially similar to any Tax Loss Policies previously approved by the Administrative Agent or otherwise”.

h.	Section 1.1 of the Loan Agreement is amended by inserting the following definitions in the appropriate alphabetical order:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

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““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

i.	Section 2.13(a) of the Loan Agreement is hereby amended (with such deletions marked as a strike-through and additions as bolded and underlined for reference purposes only) as follows:

“(a)On each Borrowing Date other than the initial Borrowing Date and, with respect to the Borrowings made on the initial Borrowing Date, no later than ten (10) Business Days thereafter, the Borrower shall have entered into one or more forward-starting interest rate swap agreements (each, an “Interest Rate Hedge Agreement”) with one or more Acceptable Hedge Banks (each such Acceptable Hedge Bank, an “Interest Rate Hedge Counterparty”), in form and substance (x) reasonably acceptable to each such Interest Rate Hedge Counterparty and (y) substantially similar to Interest Rate Hedge Agreements previously approved by the Administrative Agent or otherwise reasonably acceptable to the Administrative Agent, with respect to an aggregate notional principal amount across all Interest Rate Hedge Agreements and Interest Rate Cap Agreements at least equal to the Outstanding Principal and not more than 105% of the Outstanding Principal, in each case after giving effect to the Loans requested to be made on such Borrowing Date, (i) the swap rate under which is equal to the Swap Rate in effect on the date thereof and (ii) the amortization schedule in respect of which is determined using the methodology used to calculate the Swap Rate, provided that the notional amount of each Interest Rate Hedge Agreement shall relate solely to the outstanding principal amount of Loans to be made on the related Borrowing Date in respect of a single Tax Equity Structure or Other Structure.”

j.	Section 2.13(b) of the Loan Agreement is hereby amended (with such deletions marked as a strike-through and additions as bolded and underlined for reference purposes only) as follows:

“(b)Within three (3) Business Days of the occurrence of a Hedge Trigger Event and on each Borrowing Date thereafter, the Borrower shall have entered into one or more interest rate cap agreements (each, an “Interest Rate Cap Agreement”) with one or more Acceptable Hedge Banks (each such Acceptable Hedge Bank, an “Interest Rate Cap Counterparty”), in form and substance (x) reasonably acceptable to each such Interest Rate Cap Counterparty and (y) substantially similar to Interest Rate Cap Agreements previously approved by the Administrative Agent or otherwise reasonably acceptable to the Administrative Agent, with respect to an aggregate notional principal amount

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across all Interest Rate Caps and Interest Rate Hedge Agreements at least equal to the Outstanding Principal and not more than 105% of the Outstanding Principal, in each case after giving effect to the Loans requested to be made on any such Borrowing Date, (i) the sole payment obligation of the Borrower under which is a premium payable upon the execution of such Interest Rate Cap Agreement, (ii) the strike rate under which is not more than 2.0% and (iii) which provides for payments to the Borrower on each Scheduled Payment Date during the Availability Period, provided that the notional amount of each Interest Rate Cap Agreement shall relate solely to the outstanding principal amount of Loans in respect of a single Tax Equity Structure or Other Structure.”

k.	Section 9.19(a) of the Loan Agreement is hereby amended by inserting “may, but” immediately before “shall” in the second sentence thereof.

l.	Section 9.19(b) of the Loan Agreement is hereby amended by inserting “may, but” immediately before “shall” in the second sentence thereof.

m.	Article X of the Loan Agreement is amended by inserting new Section 10.22:

“10.22Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

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n.	Appendix 2 of the Loan Agreement is hereby amended as set forth in Annex 1 hereto (with such deletions marked as a strike-through and additions as bolded and underlined for reference purposes only).
o.

Appendix 3 of the Loan Agreement is hereby amended by amending the last paragraph therein as follows (with such deletions marked as a strike-through and additions as bolded and underlined for reference purposes only):

“As of each Scheduled Payment Date, with respect to each Funded System in each Subject Fund, the Borrower shall make the following representations (the “Ongoing Eligibility Representations”): the Eligibility Representations in paragraphs 2.a, 2.b, 2.c, 2.i, 3, 5, 9, 14, 15 and 16(i) above and with respect to the Eligibility Representation set forth in paragraph 16(ii) above, Lessor or Lessor Partnership has not exercised its remedies against Lessee for failure to insure the System; provided that if the Borrower is unable to make the Ongoing Eligibility Representations with respect to any Funded System as of any Scheduled Payment Date (i) the cash flows from such Funded System shall be excluded and removed from “Net Cash Flow” and “Revised Net Cash Flow” in accordance with the definitions of such terms set forth in Appendix 2 as of the applicable Scheduled Payment Date and (ii) the Borrower shall not be required to make or otherwise be deemed to make the Ongoing Eligibility Representations with respect to such Funded System.”

p.	Appendix 6 of the Loan Agreement is hereby amended by inserting “INCLUDED IN SYSTEM CONSOLIDATOR” immediately after “SYTEM INFORMATION” in the title thereof.
q.	Appendix 6 of the Loan Agreement is hereby amended by inserting new clauses (k), (l) and (m) as follows and reordering the existing clauses (k) through (t) as clauses (n) through (w):

“ (k)Sub-Limit 7 Flag, Binary indicator of “1” if system includes any battery storage equipment

   (l)Sub-Limit 8 Flag, Binary indicator of “1” if system has failed to reach PTO status within 90 days after reaching Inspected Status

   (m)Sub-Limit 9 Flag, Binary indicator of “1” if system has failed to reach PTO status within 120 days after reaching Inspected Status”

Section 2.Consents to Loan Agreement.  Subject to the satisfaction of the conditions precedent described in Section 3 hereof:

a.	Pursuant to Section 6.10 of the Loan Agreement, the Required Group Agents and the Administrative Agent each hereby consents to the [***] Amendment.
b.	Each Declining Committed Lender hereby declines the offer to participate in the Proposed Commitment Increase.
c.

Pursuant to Section 2.9(c) of the Loan Agreement, the Required Group Agents and the Administrative Agent hereby consent to the Approved Commitment Increase and the accession to the Loan Agreement and the other Financing Documents of one or more New Committed Lenders in an aggregate commitment amount no greater than the Approved Commitment Increase, provided that (i) the Applicable

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Margin, Availablity Period and Loan Maturity Date in respect of any Incrememental Loans made pursuant to the Approved Commitment Increase shall be equivalent to the “Applicable Margin”, “Availablity Period” and “Loan Maturity Date” with respect to Loans other than Incremental Loans, in each case, as such defined terms are being amended pursuant to Section 1 of this Action, (ii) the aggregate amount of any upfront or similar fee paid to any New Committed Lender or Committed Lender in respect of any Approved Commitment Increase shall not exceed 1.00% of the Approved Commitment Increase that such New Committed Lender or Committed Lender, as applicable, accepts, (iii) each such accession shall occur no later than June 30, 2016 and (iv) the conditions set forth in Section 2.9(e) of the Loan Agreement are satisfied on the date of each such accession.  For the avoidance of doubt, any Declining Committed Lender may participate in the Approved Commitment Increase in accordance with the terms set forth in this clause c, and any Approved Commitment Increase consented to herein shall be deemed a Commitment Increase in accordance with Section 2.9 of the Loan Agreement.

Section 3.Conditions Precedent. This Action shall be effective upon the satisfaction of the following conditions precedent:

a.	The Administrative Agent shall have received counterparts of this Action, executed and delivered by each of the other parties hereto.
b.

The Administrative Agent shall have received for its own account, and for the account of each Committed Lender entitled thereto, (i) an upfront fee equal to the product of 0.5% multiplied by each Committed Lender’s Commitment Amount as set forth in Annex 3 to the Loan Agreement and (ii) all costs and expenses described in Section 6 of this Action, for which invoices have been presented in connection herewith.

c.

Each of the Administrative Agent and each Group Agent shall have received an opinion, dated no earlier than the Effective Date, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties, the Borrower Subsidiary Parties and SolarCity, in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent and the Majority Group Agents.

d.

All representations and warranties of the Borrower contained in Article 4 of the Loan Agreement are true and correct in all material respects as of the Effective Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date) other than those representations and warranties that are modified by materiality by their own terms, which are true and correct in all respects as of the Effective Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all respects as of such earlier date).

e.	No Default or Event of Default has occurred and is continuing or will result from the execution of this Action.

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Section 4.Reference to and Effect on Financing Documents. Each of the Loan Agreement and the other Financing Documents is and shall remain unchanged and in full force and effect, and, except as expressly set forth herein, nothing contained in this Action shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any of the other Secured Parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in each of the Loan Agreement and any other Financing Document.  This Action shall also constitute a “Financing Document” for all purposes of the Loan Agreement and the other Financing Documents.

Section 5.Incorporation by Reference.  Sections 10.5 (Entire Agreement), 10.6 (Governing Law), 10.7 (Severability), 10.8 (Headings), 10.11 (Waiver of Jury Trial), 10.12 (Consent to Jurisdiction; Service of Process), 10.14 (Successors and Assigns) and 10.16 (Binding Effect; Counterparts) of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

Section 6.Expenses.  The Borrower agrees to reimburse the Administrative Agent in accordance with Section 10.4(b) of the Loan Agreement for its reasonable and documented out-of-pocket expenses in connection with this Action, including reasonable and documented fees and out-of-pocket expenses of legal counsel.

Section 7.Construction. The rules of interpretation specified in Section 1.2 of the Loan Agreement also apply to this Action, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Action to be duly executed by their respective authorized officers as of the day and year first written above.

MEGALODON SOLAR, LLC,
as Borrower

By: /s/Lyndon Rive
Name: Lyndon Rive
Title:President

Required Group Agent Action No. 13

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BANK OF AMERICA, N.A.,
as a Group Agent

By: /s/Sheikh Omer-Farooq
Name: Sheikh Omer-Farooq
Title:Managing Director

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Group Agent

By: /s/Erin McCutcheon
Name: Erin McCutcheon
Title:Vice President

By: /s/Patrick J. Hart
Name:Patrick J. Hart
Title:Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Group Agent

By: /s/Daniel Fuchs
Name:Daniel Fuchs
Title:Director

By: /s/Gareth John
Name:Gareth John
Title:Director

ING CAPITAL LLC,
as a Group Agent

By: /s/Erwin Thomet
Name:Erwin Thomet
Title:Managing Director

By: /s/Polina Gerasimova
Name:Polina Gerasimova
Title:Director

[Signature Page to Required Group Agent Action No. 13]

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KEYBANK NATIONAL ASSOCIATION,
as a Group Agent

By: /s/Benjamin C. Cooper
Name:Benjamin C. Cooper
Title:Vice President

NATIONAL BANK OF ARIZONA,
as a Group Agent

By: /s/Kate Smith
Name:Kate Smith
Title:Vice President

BANK OF AMERICA, N.A. as Administrative Agent and as Collateral Agent By: /s/Darleen R. DiGrazia Name:Darleen R. DiGrazia Title:Vice President	BANK OF AMERICA, N.A.	as Administrative Agent and as Collateral Agent	By: /s/Darleen R. DiGrazia	Name:Darleen R. DiGrazia	Title:Vice President
BANK OF AMERICA, N.A.
as Administrative Agent and as Collateral Agent

By: /s/Darleen R. DiGrazia
Name:Darleen R. DiGrazia
Title:Vice President

[Signature Page to Required Group Agent Action No. 13]

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Annex 1

Appendix 2 Amendments

Annex 1 to Required Group Agent Action 13

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Annex 1 to Required Group Agent Action No. 13

APPENDIX 2

BORROWING BASE CERTIFICATE CALCULATIONS

I. Borrowing Base Certificate Components

Borrower will submit a certificate (the “Borrowing Base Certificate”) setting forth:

a.	the Discounted Solar Asset Balance of all Systems presented for financing to date, including Systems being submitted in connection with the contemplated draw, if any, including details of:
(i)	the Aggregate Advance Model and Net Cash Flows used to calculate the Available Borrowing Base;
(ii)	Revised Net Cash Flows; and
(iii)	a list identifying each Defaulted System and Terminated System.
b.	the Subject Fund Borrowing Base for each Subject Fund;
c.	the Available Borrowing Base;
d.	the percentage of Eligible Systems included in each Subject Fund that constitute PTO Systems;
e.	the Managing Member Payment Level and the Subject Fund Payment Level in respect of each Subject Fund, in each case, as of the previous Quarterly Date;
f.	the Advance Rate for each Subject Fund;
g.

either (x) certification that no Watched Funds exist or (y) a list identifying each Subject Fund that is a Watched Fund and the condition or conditions that resulted in such Subject Fund being a Watched Fund; and

h.	either (x) certification of compliance with the Borrowing Base Requirements or (y) notice of noncompliance with the Borrowing Base Requirements.

II. Defined terms.

“Aggregate Advance Model” means the model that includes each of the Subject Funds in the form of Exhibit H-1 (which Exhibit H-1 may be updated from time to time with the addition of new Subject Funds or Systems pursuant to Section 2.10 or 3.3(a)), forecasting the Net Cash Flows to each Managing Member under each Subject Fund (including in the case of a Partnership Flip Structure, before and after the expected “Flip Date,” and in the case of an Inverted Lease Structure and a Partnership Lease Pass Through Structure, before and after the expiration of the master lease and to the applicable wholly-owned subsidiary of the Borrower under each Other Non-Financed Structure), in each case: (i) calculated in accordance with and adjusted for the Assumptions, (ii) adjusted to exclude Excluded Revenues and as necessary to calculate, as applicable, the Investor’s preferred return, the capital contributions made by each Member of a Subject Fund, and the effect of host customer prepayments, customer terminations, Defaulted Systems and Terminated Systems, (iii) accounting for the applicable system information in the

Exhibit A

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System Consolidator, (iv) adjusted to account for the anticipated impact on Net Cash Flow in respect of Borrower’s interest in any Subject Fund assuming that any Investor Withdrawal Option or Purchase Option, if applicable, in respect of such Subject Fund is exercised in accordance with the applicable Project Documents for such Subject Fund, as such impact is determined by the Administrative Agent in consultation with the Borrower and is set forth on a Schedule to the Aggregate Advance Model, and (v) with respect to each Subject Fund financed pursuant to the Loan Agreement after the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and Majority Group Agents as determined in consultation with the Lenders and the Borrower. In addition, the Aggregate Advance Model will be updated as of the date such model is delivered to reflect any modifications required due to changes in System Consolidator or Revised Net Cash Flow. The System Consolidator shall identify Systems that have become Defaulted Systems and the Aggregate Advance Model shall identify Subject Funds that have become Watched Funds.  Any System with a Host Customer that has no FICO score or a FICO score less than 650 at the time such Host Customer signed the applicable power purchase agreement or lease agreement will be excluded from, or assigned a value of zero in, the Aggregate Advance Model.

“Advance Rate” means, with respect to each Subject Fund, a percentage to be determined in accordance with Appendix 1.

“Assumptions” means the assumptions set forth in the following table:

Characteristic	Assumptions
Insolation	P50
Availability (Availability loss)	100% (0%)
Degradation	0.5% per annum
Host Customer Default	0.5% per annum
Reserve Deposits	the sum of the Supplemental Reserve Deposits and the Tax Loss Required Deposits to be required under and as defined in the CADA for such Subject Fund
O&M and Administrative Costs	Year 1: $25/k/Wdc/year With escalation of 2% per annum thereafter

“Available Borrowing Base” means the sum of the Subject Fund Borrowing Bases for all Subject Funds less the sum (without duplication of any amounts) of the Aggregate Sub-Limit 1 Balance, the Aggregate Sub-Limit 2 Balance, the Aggregate Sub-Limit 3 Balance, the Aggregate Sub-Limit 4 Balance, the Aggregate Sub-Limit 5 Balance, the Aggregate Sub-Limit 6 Balance, the Aggregate Sub-Limit 7 Balance, the Aggregate Sub-Limit 8 Balance, and the Aggregate Sub-Limit 9 Balance; provided, however, if as of the date of a Borrowing Base Certificate, the aggregate Subject Fund Borrowing Bases of all full Cash Sweep Funds exceed ten percent (10%) of the Available Borrowing Base, then the Subject Fund Borrowing Base of each full Cash Sweep Fund shall be deemed to be reduced on a pro rata basis (and the Available Borrowing Base shall be deemed to be reduced accordingly) in a sufficient amount so that the aggregate Subject Fund Borrowing Bases of all full Cash Sweep Funds no longer exceed ten percent (10%) of the Available Borrowing Base; provided, further that if as of the date of a Borrowing Base Certificate, the aggregate Subject Fund Borrowing Bases of all full and partial Cash Sweep Funds exceed fifty percent (50%) of the Available Borrowing Base, then the Subject Fund Borrowing Base of each full and partial Cash Sweep Fund shall be deemed to be reduced on a pro rata basis (and the Available Borrowing Base shall be deemed to be reduced accordingly) in a sufficient amount so that the aggregate

[Signature Page to Incremental Loan Increase Notice]

Subject Fund Borrowing Bases of all full and partial Cash Sweep Funds no longer exceed fifty percent (50%) of the Available Borrowing Base.

“Cash Sweep Event” has the meaning set forth in Appendix 7.

“Carrying Cost” means, the sum of (i) the weighted average swap rate under all Interest Rate Hedge Agreements and Interest Rate Cap Agreements, (ii) the Applicable Margin and (iii) all other relevant transaction fees, converted where necessary from a fixed amount to a relevant margin basis.

“Defaulted System” means any System (i) that has not been in service for 180 days or more (subject to force majeure exceptions) and is not a Terminated System, (ii) where (a) the related Host Customer is more than 120 days past due on any portion of a contractual payment due under the related Customer Agreement and (b) the related Customer Agreement has not been brought current or the related PV System has not been removed and re-deployed and/or the related Customer Agreement reassigned (or a replacement Customer Agreement executed) within 240 days after the end of such 120-day period or (iii) with respect to which a Host Customer has failed to make a buy-out payment that is due and payable under a Customer Agreement.  For the avoidance of doubt, any past due amounts owed by an original Host Customer after reassignment to, or execution of, a replacement Customer Agreement with a new Host Customer shall not cause a System to be deemed to be a Defaulted System.

“Discount Rate” means the amount that is the greater of (i) 6.00% and (ii) the Carrying Cost.

“Discounted Solar Asset Balance” or “DSAB” means for each Subject Fund, an amount equal to the net present value of Net Cash Flow calculated using a discount rate equal to the Discount Rate.

“Investor Guarantor” means, with respect to any Subject Fund, the guarantor under any Guarantee issued by SolarCity and/or any of its Affiliates for the benefit of the Investor in connection with such Subject Fund.

“Investor Withdrawal Option” means the right of an Investor under the applicable Project Documents of a Subject Fund to withdraw from the applicable Partnership or other entity in which Investor holds an interest in such Subject Fund.

“Month-to-Month Customer Agreement” means a Customer Agreement without a specific length of term and which may be terminated by Host Customer for any reason at any time, pursuant to the applicable Customer Agreement.

“Net Cash Flow” means an amount equal to the sum of the aggregate forecasted Distributions of On-Going Revenue (a) paid or payable to each Managing Member on account of its respective interest in a Subject Fund or (b) paid or payable to the applicable wholly-owned subsidiary of the Borrower in an Other Non-Financed Structure, in each case as set forth in the Aggregate Advance Model (provided, the forecasted Distributions of On-Going Revenue shall only include contracted cash flows attributable to the initial term (excluding any renewal period) of the applicable Customer Agreement).  Net Cash Flow will not include (i) un-contracted state incentives and rebates, (ii) cash flows from Systems that fail to meet the Eligibility Representations or, as of any Scheduled Payment Date, the Ongoing Eligibility Representations, (iii) cash flows from any Defaulted Systems, (iv) cash flows from Inspected Systems that have failed to reach PTO status within ~~90~~180 days of reaching Inspected Status ~~(except for Systems residing in the following utility districts: NSTAR Electric (Boston Edison), PSE&G Long Island, PSE&G New Jersey, Portland General Electric, Arizona Public Service Company, TXU Energy, Delmarva Power (DE), and Turlock Irrigation District, in which case the limit will be 120 days and further except for Systems residing in the following utility districts: Los Angeles Department of Water & Power, PEPCO (MD); Hawaiian Electric Company; NSTAR Electric (Cambridge Electric Light);) and Xcel Energy, in which case such limit will be 180 days)~~, and (v) cash flows from any Systems the Customer Agreement in respect of which is a Month-to-Month Customer Agreement.

“Ongoing Eligibility Representations” has the meaning given in Appendix 3.

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“Revised Net Cash Flow” means, as of each date a Borrowing Base Certificate is delivered, a revised calculation of Net Cash Flows that includes the effect of:

1.Any buy-out payment that has been received in accordance with the applicable Customer Agreement;

2.Host Customer transfers in accordance with the applicable Customer Agreement, with respect to which the transferee of a Host Customer’s interest in a System fails to meet the transfer requirements, including any credit requirements, as set forth in any applicable Project Documents.  For the avoidance of doubt, the FICO score associated with the System will be updated to reflect the transferee as part of such transfer;

3.Removal of cash flows associated with Terminated Systems, Defaulted Systems, Systems that fail to meet the Ongoing Eligibility Representations and Systems that were not Eligible Systems as of the date any Loans were made in respect thereof;

4.[Reserved];

5.Changes to Managing Member cash distribution allocations or Flip Dates (as defined in each Subject Fund’s applicable Material Project Documents) as reflected in any True-Up Models (as defined in each Subject Fund’s applicable Material Project Documents) or updated Tax Equity Models, as applicable, delivered with respect to a Subject Fund; and

6.Changes to the date any System becomes an Inspected System or such System becomes a PTO System.

“Subject Fund Borrowing Base” means, for each Subject Fund, (i) an amount equal to the aggregate Discounted Solar Asset Balance of Systems in such Subject Fund less (ii) the sum (without duplication of any amounts) of the Sub-Limit 1 Balance, the Sub-Limit 2 Balance, the Sub-Limit 4 Balance and the Sub-Limit 5 Balance (all as defined below), in all instances with respect to that Subject Fund, multiplied by the applicable Advance Rate for such Subject Fund.

“Sub-Limit 1 Assets”, “Sub-Limit 2 Assets”, “Sub-Limit 3 Assets”, “Sub-Limit 4 Assets”, “Sub-Limit 5 Assets”, “Sub-Limit 6 Assets”, “Sub-Limit 7 Assets”, “Sub-Limit 8 Assets”, “Sub-Limit 9 Assets”, “Sub-Limit 1 Balance”, “Aggregate Sub-Limit 1 Balance”, “Sub-Limit 2 Balance”, Aggregate Sub-Limit 2 Balance”, “Aggregate Sub-Limit 3 Balance”, “Sub-Limit 4 Balance”, “Aggregate Sub-Limit 4 Balance”, “Sub-Limit 5 Balance”, “Aggregate Sub-Limit 5 Balance~~”, “Sub-Limit 6 Assets~~”, Aggregate Sub-Limit 6 Balance”, “Aggregate Sub-Limit 7 ~~Assets~~Balance”, “Aggregate Sub-Limit 8 Balance” and “Aggregate Sub-Limit ~~7~~9 Balance” have the meanings set forth below.

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Sub-Limits
Sub-Limit 1 Assets	Any System for which the related Host Customer had a FICO score of less than 680 at the time of origination shall be deemed a “Sub-Limit 1 Asset”.
Sub-Limit 1 Balance	For any Subject Fund, (i) the greater of (a) 0 and (b) the amount by which the DSAB of all Sub-Limit 1 Assets exceeds 25% of the DSAB of all Eligible Systems, multiplied by (ii) 100%.
Aggregate Sub-Limit 1 Balance

For all Funded Systems, (i) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 1 Assets exceeds ~~10~~15% of the sum of the Subject Fund Borrowing Bases, multiplied by (ii) 100%.

Sub-Limit 2 Assets	Any System for which the related Host Customer had a FICO score less than 700 at the time of origination shall be deemed a “Sub-Limit 2 Asset”.
Sub-Limit 2 Balance

For any Subject Fund, (i) the greater of (a) 0 and (b) the amount by which the DSAB of all Sub-Limit 2 Assets (after giving effect to the Sub-Limit 1 Balance) exceeds 35% of the DSAB of all Eligible Systems, multiplied by (ii) 30%.

Aggregate Sub-Limit 2 Balance

For all Funded Systems, (i) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 2 Assets (after giving effect to the Aggregate Sub-Limit 1 Balance) exceeds ~~25~~30% of the sum of the Subject Fund Borrowing Bases, multiplied by (ii) 100%.

Sub-Limit 3 Assets	Inspected Systems.
Aggregate Sub-Limit 3 Balance

For all Funded Systems, the sum of (A), which equals (i) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 3 Assets exceeds 40% but is less than 50% of the sum of the Subject Fund Borrowing Bases, multiplied by (ii) 50%, and (B), which equals (iii) the greater of (a) 0 and (b) the amount by which the Advance Rate adjusted DSAB of all Sub-Limit 3 Assets exceeds 50% of the sum of the Subject Fund Borrowing Bases, multiplied by (iv) 100%.

Sub-Limit 4 Assets	Commercial Systems contracted with Non-Investment Grade Commercial Host Customers shall be “Sub-Limit 4 Assets”.
Sub-Limit 4 Balance	For any Subject Fund, the amount by which the DSAB from Sub-Limit 4 Assets exceeds 5% of the DSAB from Eligible Systems owned by such Subject Fund.
Aggregate Sub-Limit 4 Balance	For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 4 Assets exceeds 25% of the Advance Rate adjusted DSAB from all Eligible Systems which are Commercial Systems.
Sub-Limit 5 Assets	Commercial Systems contracted with a Shadow Rated Commercial Host Customer shall be “Sub-Limit 5 Assets”.
Sub-Limit 5 Balance	For any Subject Fund, the amount by which the DSAB from Sub-Limit 5 Assets exceeds 20% of the DSAB from Eligible Systems owned by such Subject Fund.

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Sub-Limits
Aggregate Sub-Limit 5 Balance	For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 5 Assets exceeds 50% of the Advance Rate adjusted DSAB from all Eligible Systems which are Commercial Systems.
Sub-Limit 6 Assets	Systems the solar photovoltaic panels and inverters with respect to which were manufactured by Prohibited Manufacturers shall be “Sub-Limit 6 Assets”.
Aggregate Sub-Limit 6 Balance

For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 6 Assets exceeds 5% of the DSAB from all Eligible Systems, provided that Administrative Agent will review in its discretion and subject to the approval of the Majority Group Agents increases to such Sub-Limit 6 Balance.

Sub-Limit 7 Assets	Systems that include any battery storage equipment.
Aggregate Sub-Limit 7 Balance	For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 7 Assets exceeds 10% of the Advance Rate adjusted DSAB from all Eligible Systems.
Sub-Limit 8 Assets	Inspected Systems that have failed to reach PTO status within 90 days after reaching Inspected Status.
Aggregate Sub-Limit 8 Balance

For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 8 Assets (after giving effect to the Aggregate Sub-Limit 9 Balance) exceeds 20% of the Advance Rate adjusted DSAB from all Inspected Systems.

Sub-Limit 9 Assets	Inspected Systems that have failed to reach PTO status within 120 days after reaching Inspected Status.
Aggregate Sub-Limit 9 Balance	For all Funded Systems, the amount by which the Advance Rate adjusted DSAB from Sub-Limit 9 Assets exceeds 10% of the Advance Rate adjusted DSAB from all Inspected Systems.

“Tax Equity Model” means for each Subject Fund, the financial model delivered to the Administrative Agent as of the Closing Date or the date such Subject Fund was designated as such pursuant to Section 2.10 of the Loan Agreement, as agreed upon by the respective Investor and Managing Member with respect to a Subject Fund and as updated in accordance with the terms of the Project Documents and the terms hereof.

“Watched Funds” means any Subject Fund in respect of which:

(i)	a Funded Subsidiary is subject to a Bankruptcy Event, dissolution event or liquidation event;
(ii)

for a period of more than thirty (30) consecutive days, Investor Guarantor has failed to pay any tax or other indemnity amounts over $175,000 in the aggregate due and owing to the Investor (including amounts owed by any Managing Member, whether or not such amounts are guaranteed by Investor Guarantor), unless such amounts are being contested by the applicable Funded Subsidiary or

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Investor Guarantor in good faith or to the extent (A) that Managing Member cash flows are escrowed pending resolution of such contest or (B) such indemnity is in respect of a Tax Loss Indemnity and such Tax Loss Indemnity is required to be paid under a Tax Loss Policy (or other independent third-party insurance) as to which the insurer (i) has acknowledged its liability or (ii) during the first 90 days following the submission of a claim under the Tax Loss Policy (or other third-party insurance), has not disputed coverage in respect of such claim;

(iii)	the number of Defaulted Systems equals or exceeds 15% of the total number of Systems included in such Subject Fund (including, for the avoidance of doubt, any removed Systems);
(iv)

as of a Scheduled Payment Date or Borrowing Base Certificate Date, for any trailing six (6) month period ending on such date and beginning on the date on which the related Subject Fund Sweep Event first occurred with respect to a Subject Fund, the ratio of: (a) Distributions of Ongoing Revenue in respect of such Subject Fund during such period, to (b) Net Cash Flow for such Subject Fund during such trailing six (6) month period, through and including such date (or if shorter, such period from Closing Date through and including such date) is less than 85%;

(v)

the applicable Managing Member is removed or a notice of the removal of the applicable Managing Member is given and not rescinded or withdrawn within thirty (30) days following the date such notice is given;

(vi)

the occurrence of any default by a Managing Member, Lessor Partnership or Subject Fund under any Project Document or any other material agreement and contracts by which such Person is bound, in each case, that has a Material Adverse Effect or a material adverse effect on the aggregate value of the Collateral;

(vii)

Eligibility Representations with respect to Systems constituting twenty percent (20%) or more of the Discounted Solar Asset Balance of the Subject Fund (as determined by the Administrative Agent with prior written notice to the Borrower) were not true and correct as of the applicable Borrowing Date on which such Eligibility Representations were made with respect to such System;

(viii)

there is entered (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding One Hundred Thousand Dollars ($175,000) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Subject Fund or any related Funded Subsidiary, except to the extent that (A) within thirty (30) days of the judgment being entered, the amount of such judgment order is fully covered (up to customary deductibles) by a valid and binding policy of insurance or by a surety bond between the defendant

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and the insurer covering payment thereof and satisfactory to the Majority Group Agents and (B) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order;

(ix)

any action, suit, proceeding, claim or dispute is brought or, to the Borrower’s Knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, either individually or in the aggregate, in respect of which GAAP requires the establishment of a reserve of $350,000 or greater, unless, if such reserve (individually or in the aggregate) is $350,000 or greater but less than 15% of the DSAB of all Eligible Systems, the Borrower has established a cash reserve in the amount of the required GAAP reserve; and

(x)

the Borrower Subsidiary Party fails to own 100% of the Equity Interests owned by it as of the date the related Subject Fund becomes a Subject Fund under this Agreement and as set forth on Schedule 1.1(b) hereto (as such schedule may be updated prior to the funding of any new Subject Fund after the Closing Date), in each case, other than any disposition that (x) complies with the terms of Section 2.10 or Section 6.4, (y) is a transfer of less than 1% of such Equity Interests required by the applicable Project Document or (z) otherwise constitutes a Change in Control.

For the avoidance of doubt, at such time as none of the conditions set forth in clauses (i) through (x) above is true in respect of any Subject Fund previously classified as a “Watched Fund”, then such Subject Fund shall no longer be a “Watched Fund” for any purpose under the Loan Agreement to which this Appendix 2 is attached or any other Financing Document referenced therein.

Exhibit A

Form of [***] Amendment

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AMENDMENT No. 2 TO
LIMITED LIABILITY COMPANY AGREEMENT
of
[***]

THIS AMENDMENT NO. 2 (this “Amendment”) TO LIMITED LIABILITY COMPANY AGREEMENT OF [***], dated as of ________ __, 2016, by and between [***], a Delaware limited liability company (the “Developer”), and [***] (the “Investor”), recites and provides as follows:

Recitals

A.Developer and Investor have entered into that certain Limited Liability Company Agreement of [***] (the “Company”), dated as of [***], as amended by that certain Amendment No. 1 to Limited Liability Company Agreement of [***], dated as of [***] (as may be further amended, supplemented or modified, the “LLC Agreement”);

B.Developer and Investor now desire to amend the LLC Agreement by this Amendment as hereinafter provided.

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Developer and Investor hereby agree as follows (capitalized terms not otherwise defined herein shall have the meaning assigned to them in the LLC Agreement):

1.Effective Date of Amendment.  This Amendment shall become effective upon the date hereof.

2.Agreement to Amend.  In accordance with Section 11.2 of the LLC Agreement, as of the date hereof, each of Developer and Investor hereby agrees to amend the LLC Agreement as set forth in Section 3 below.

3.Revisions to the LLC Agreement. The LLC Agreement is hereby amended by:

a)	inserting the following definition into Section 1.1 of the LLC Agreement in alphabetical order:

[***]

b)	deleting ‘$[***] from Schedule 1 to the LLC Agreement and inserting in lieu thereof “$[***]”.
c)	deleting Section 5.1(a)(iii) and replacing it with the following:

“for the period beginning on the later of (A) January 1, 2022 or (B) the day after the Flip Date, [***];”

d)	deleting Section 6.1(a)(ii) and replacing it with the following:

Signature Page

Amendment No. 2  to Limited Liability Company Agreement of [***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“(ii) thereafter, (A) to the Class B Member, [***]; provided, however and notwithstanding the foregoing, [***]; provided, further, that the Distributable Cash distributed to the Class B Member shall not be less than the applicable [***] for such Fiscal Year, and (B) the remainder to the Class A Member.”

4.Representations of the Parties.  Each of the Developer and the Investor hereby represents and warrants that:

a)

It is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization, and has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Amendment and to perform each of its obligations under this Amendment.

b)	Its execution, delivery and performance of this Amendment have been duly authorized by all necessary limited liability company or corporate action, as applicable.
c)

This Amendment has been duly executed and delivered by it and constitutes valid and legally binding obligations, enforceable against it in accordance with the respective terms hereof, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity.

5.Governing Law; Waiver.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Amendment to the law of another jurisdiction.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

6.No Other Amendments.  Reference to the LLC Agreement shall mean the LLC Agreement as amended hereby.  This Amendment is limited as written, is effective only in the specific instance and for the specific purpose for which given, and shall not be deemed to be a waiver of or consent to, or modification of in any respect, any other term or condition in the LLC Agreement or any of the documents referred to herein or therein.

7.Ratification and Confirmation.  Except as amended by this Amendment, the terms and provisions set forth in the LLC Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

8.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same agreement.  Facsimile, “PDF” or other customary electronic execution and delivery of this Amendment is legal, valid and binding for all purposes.

[Remainder of page intentionally left blank]

Amendment No. 2  to Limited Liability Company Agreement of [***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have set their signatures and seals to this Amendment No. 2 to Limited Liability Company Agreement of [***] as of the date first written above.

[***],

By:_____________________________________

Name:

Title:

[***]

By:_____________________________________

Name:

Title:

Signature Page

Amendment No. 2  to Limited Liability Company Agreement of [***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.